UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

Franklin Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 31, 2020, Franklin Resources, Inc. (the “Company”) completed its previously-announced acquisition (the “Acquisition”) of Legg Mason, Inc. (“Legg Mason”) pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 17, 2020, by and among the Company, Legg Mason and Alpha Sub, Inc. (“Merger Sub”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on July 31, 2020, Merger Sub merged with and into Legg Mason (the “Merger”), with Legg Mason surviving the Merger as a wholly-owned subsidiary of the Company. At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.10 per share of Legg Mason (the “Legg Mason Common Stock”), other than shares of Legg Mason Common Stock directly owned and held by the Company or Merger Sub, was cancelled, retired and converted into the right to receive $50.00 in cash, without interest (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, all issued and outstanding options to purchase shares of Legg Mason Common Stock (the “Legg Mason Options”) were automatically terminated and cancelled at the Effective Time and each holder of Legg Mason Options with a per share exercise price that was less than the Merger Consideration became entitled to receive a lump sum cash payment (less any applicable withholding taxes) in an amount equal to the product of (A) the number of shares of Legg Mason Common Stock underlying such Legg Mason Options immediately prior to the Effective Time, and (B) an amount equal to the Merger Consideration minus the applicable exercise price of such Legg Mason Options.

All issued and outstanding or payable restricted stock units in respect of Legg Mason Common Stock (the “Legg Mason RSUs”) were automatically terminated and cancelled at the Effective Time and each holder of a Legg Mason RSU became entitled to receive a lump sum cash payment (less any applicable withholding taxes) in an amount equal to (A) the product of (i) the Merger Consideration and (ii) the number of shares of Legg Mason Common Stock subject to such Legg Mason RSU, plus (B) any accrued but unpaid dividend equivalent rights in respect of such Legg Mason RSUs.

All issued and outstanding or payable performance restricted stock units in respect of Legg Mason Common Stock (the “Legg Mason PSUs”) were automatically terminated and cancelled at the Effective Time and each holder of a Legg Mason PSU became entitled to receive a lump sum cash payment (less any applicable withholding taxes) in an amount equal to the product of (A) the Merger Consideration and (B) the target number of shares of Legg Mason Common Stock subject to such Legg Mason PSU.

The shares of Legg Mason Common Stock, which previously traded under the symbol “LM,” ceased trading on the New York Stock Exchange as of the close of trading on July 31, 2020, and are being delisted from NYSE.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on February 18, 2020, and is incorporated by reference herein.

Item 8.01	Other Items.

On July 31, 2020, the Company issued a press release announcing the completion of the Acquisition. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the audited consolidated financial statements and the unaudited consolidated financial statements required by this
Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 17, 2020, by and among Franklin Resources, Inc., Legg Mason, Inc. and Alpha Sub, Inc. (incorporated by reference to Exhibit 2.1 of Franklin Resources, Inc.’s Current Report on Form 8-K filed on February 18, 2020)

99.1	Press Release, dated July 31, 2020, issued by Franklin Resources, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: July 31, 2020	/s/ Aliya S. Gordon
Aliya S. Gordon
Vice President and Secretary